Exhibit 23.4

SALLES, SAINZ – GRANT THORNTON, S.C.

Consent of Independent Auditors

We hereby consent to the incorporation by reference in this registration statement of Pointer Telocation Ltd. (the “Company”), on Form F-3, of our report dated January 30, 2007 relating to the financial statements of Pointer Recuperación de México, S.A de C.V, for the year ended December 31, 2006 included in the Company’s Annual Report on Form 20-F, for the year ended December 31, 2006, filed with the Securities and Exchange Commission herewith.

/s/ SALLES, SAINZ - GRANT THORNTON, S.C.

Mexico City, Mexico
May 29, 2007